EXHIBIT 10-H

ELECTRO SCIENTIFIC INDUSTRIES
13900 NW SCIENCE PARK DRIVE
PORTLAND, OR 97229

May 22, 2002
PERSONAL AND CONFIDENTIAL

VIA HAND DELIVERY

Mr. Donald R. VanLuvanee
14665 SW150th Avenue
Tigard, OR 97224

     Re: Employment and Separation Agreement

Dear Don:

     This letter (the “Agreement”) sets forth the terms of your agreement with Electro Scientific Industries, Inc. concerning your employment, separation from employment and resignation from its Board of Directors (Electro Scientific Industries, Inc. and all related and affiliated companies are hereafter collectively referred to herein as “ESI” or the “Company”).

     1.           Resignations.

                  1.1      By executing this Agreement, you resign your position as a member of the Board of Directors of ESI and as an officer or director of any related or affiliated company of ESI effective April 23, 2002.

                  1.2      Your employment with the Company will terminate May 31, 2004 (the “Separation Date”). Notwithstanding the designation of this term of employment, your employment with ESI will be on an “at will” basis with both you and ESI retaining the right to terminate the employment relationship at any time and for any reason, without liability on the part of ESI for the termination except that ESI’s obligation to pay the salary and benefits identified in Section 2 may not be terminated and except as otherwise expressly provided in this Agreement.

                  1.3      You hereby acknowledge your replacement as President and CEO of ESI effective April 17, 2002.

     2.           Salary and Benefits. Subject to your execution of this Agreement and your satisfaction of the terms and conditions identified herein (including execution and nonrevocation of the Release of Claims), ESI will provide you with the following benefits:

                  2.1      You will be paid your base salary (subject to applicable taxes and withholding) through the Separation Date in accordance with the Company’s normal pay practices.

                  2.2      Your bonus for the fiscal year ending May 31, 2002 (if any) will be paid in accordance with the terms of ESI’s Executive Bonus Plan.

                  2.3      During the fiscal year ending May 31, 2003, you will be paid your target bonus (which amounts to $475,000 in the aggregate) in equal monthly installments commencing June 30, 2002 (subject to applicable taxes and withholding).

                  2.4      Until the Separation Date, you will continue to be entitled to medical benefits to the same extent provided under the terms and conditions of the Company’s benefit plans. After the Separation Date you are eligible to continue medical benefits through ESI’s Post Retiree Medical Insurance Program (the “Program”). Under the terms of the Program you and your legal dependents currently enrolled in ESI medical insurance may remain on ESI medical insurance by assuming responsibility for medical insurance premiums at ESI’s group rates. The Program allows you to participate in ESI medical insurance until you are eligible to receive Medicare benefits.

                  2.5      Your rights under the Company’s Stock Incentive Plans with respect to stock options and stock grants shall be as stated in the plan documents or related agreements. For the purpose of vesting and termination of options, your employment will terminate on the Separation Date.

                  2.6      You will receive all amounts owed to you under the Company’s Deferred Compensation Plan (subject to applicable taxes and withholding) in accordance with the terms of the plan documents.

                  2.7      You will not receive any other employee benefits except those specified herein. You acknowledge that you have no vested retirement benefits under any retirement plan or agreement based on your service to the Company. You agree to waive the right to participate in any Company employee benefit plan and to receive other fringe benefits or separation benefits from ESI except those specified in this Separation Agreement.

     3.           Responsibilities.

                  3.1      From the date hereof through the Separation Date, you will be available to meet and consult, as reasonably requested, with the senior management and board of directors regarding the affairs of the Company, at the Company’s expense for out of pocket costs.

                  3.2      In the event the Company requests assistance, you agree to assist for a period through the Separation Date in defense of ongoing or future litigation or claims about which you have knowledge, at the Company’s expense for out of pocket costs.

                  3.3      Except as specified in paragraphs 3.1 and 3.2 above, you will no longer perform services for the Company and, except as provided above, you will not take actions on the Company’s behalf or interfere in any way with the operations of the Company. It is acknowledged and understood that you will not actively participate in the day-to-day operations of the Company. Accordingly, the Company will not continue to afford you office space and the Company requests that you make arrangements with the Company to retrieve your personal belongings from the Company as soon as practicable.

     4.           Separation Benefits.

                   You acknowledge and agree that the continued employment, compensation and benefits provided to you under this Agreement are in exchange for your execution and non-revocation of the Release of Claims (Parts I and II) attached hereto as Exhibit A (the “Release”) as described in paragraph 9 and are in lieu of any other separation or other severance benefits under any severance, separation or other plan, policy or practice of ESI. In connection with your separation, you also acknowledge that following and as of your execution of this Agreement, you have no disputes with ESI regarding the terms and conditions of your employment with ESI or the termination of that employment.

     5.           Confidentiality, Non-Solicitation and Non-Competition.

                  5.1       Preservation and Non-Use of Confidential Information. You acknowledge that you have a fiduciary duty as an employee of the Company not to discuss this Agreement except with your financial, tax, and legal advisors and with members of your family, and not to discuss Confidential Information obtained during your employment with the Company. For purposes of this Agreement, “Confidential Information” means any and all confidential or proprietary information concerning the Company or its affiliates, joint venturers or other related entities, the disclosure of which could disadvantage ESI or which derives value from the fact that it is not publicly known. Confidential Information includes trades secrets as defined under the Uniform Trades Secrets Act.

                   You agree not to use Confidential Information, during the term of this Agreement or after its termination, for any personal or business purpose, either for your own benefit or that of any other person, corporation, government or other entity.

                   You also agree that you will not disclose or disseminate any Confidential Information, directly or indirectly, at any time during the term of this Agreement or after its termination, to any person, agency, or court unless compelled to do so pursuant to legal process (e.g., a summons or subpoena) or otherwise required by law and then only after providing the Company with prior notice and a copy of the legal process.

                   5.2      Non-Competition. You agree that you will not, without the express written consent of the Board, for a period through the Separation Date, directly or indirectly, accept employment or enter into any business relationship of any sort whatsoever (including, but not limited to, as a consultant, vendor, partner, officer or director, but excluding passive stock investments) with any customer or competitor of the Company or any entity with which the Company has done business or with whom you know the Company intends to do business within the twelve (12) months following your Separation Date. You specifically acknowledge and agree that the terms of this provision are reasonable in every respect and, in particular, because of the competitive and specialized nature of the Company’s business, that it is reasonable not to include any geographic limitation in this provision.

     6.           Return of Property.

                  On or before the date you sign this Agreement with ESI, you will return all property belonging to ESI, including, but not limited to, all documents, business machines, computers, computer hardware and software programs, computer data, telephones (cellular, mobile or otherwise), pagers, keys, card keys, credit cards and other Company-owned property. The Company will maintain your email address with the company for your convenience until May 31, 2003; will assist you if possible to transition your cell phone number to your own service or account, and will maintain your voicemail on the Company’s system for six months.

     7.           Right to Consult with Attorney.

                   You have the right to consult with an attorney or financial advisor regarding this Agreement and the release of claims, and we advise you to do so. The Company will pay your reasonable fees incurred for such consultations and advice, promptly upon submission by you.

     8.           Dispute Resolution.

                   You agree that any dispute (1) concerning the interpretation or construction of this Agreement or the release of claims, (2) arising from your employment with or termination of employment from ESI, (3) relating to any compensation or benefits you may claim, or (4) relating in any way to any claim by you for reinstatement or reemployment by ESI after execution of this Agreement shall be submitted to final and binding confidential arbitration. Except as specifically provided herein, the arbitration shall be governed by the rules of the American Arbitration Association or such other rules as agreed to by the parties. The prevailing party in such arbitration shall be entitled to such award of attorneys fees as the arbitrator deems fair and just. Both parties agree that the procedures outlined in this paragraph are the exclusive methods of dispute resolution.

     9.           Release of Claims.

                   If you wish to accept this Agreement, you must sign and not later revoke Part I of the Release of Claims and sign Part II of the Release of Claims on your Separation Date.

     10.          Acknowledgments.

                   You acknowledge that (a) you have been, and hereby are, advised in writing to consult with an attorney prior to executing this Agreement (including the Release); (b) you have read the Release (Parts I and II) and understand the effect of your release and that you are releasing legal rights; (c) you are aware of certain rights to which you may be entitled under certain statutes and laws identified in the Release; (d) you have had adequate time to consider this Agreement (including the Release); and (e) as consideration for executing this Agreement (including the Release), you have received additional benefits and compensation of value to which you would not otherwise be entitled.

     11.         Time for Consideration of Offer and Agreement.

                   You acknowledge that ESI provided you with a period of at least twenty-one days (21) days from the date of receipt for your consideration of its offer. This Agreement shall be effective on the date it is signed. However, once you execute Part I of the Release, you shall have a period of seven (7) days from the date immediately following the date of your execution of Part I of the Release in which you may revoke, at your sole election, both this Agreement and the Release. Notice of this revocation shall be made in writing addressed to Jack Isselmann, General Counsel, at 13900 NW Science Park

Drive, Portland, OR 97229. In the event you do not exercise your right to revoke this Agreement and Part I of the Release, this Agreement shall remain in effect and the Release shall become effective and irrevocable on the date immediately following the seven-day (7) revocation period described above. If you elect to revoke this Agreement and Release, you will not be eligible for any of the severance benefits offered in this Agreement.

                   Part II of the Release must be signed and returned on your Separation Date. You acknowledge and agree that your agreement to enter into Part I and Part II of the Release is a material term of this Agreement.

     12.         Entire Agreement.

                   This Agreement contains the entire agreement between you and ESI concerning the subject matters discussed herein and supersedes any other discussions, agreements, representations or warranties of any kind, whether written or oral. Any modification of this Agreement shall be effective only if in writing and signed by each party or its duly authorized representative. This Agreement supersedes all prior employment agreements between you and ESI or any corporation affiliated with or related to ESI. The terms of this Agreement are contractual and not mere recitals. If for any reason any provision of this Agreement shall be held invalid in whole or in part, such invalidity shall not affect the remainder of this Agreement. You further acknowledge that the offer, as expressed in this Agreement, supersedes all prior agreements, oral and written, and constitutes the entire agreement between you and ESI, except for stock option agreements referenced herein, which shall continue under their own terms.

                   This Agreement shall be construed in accordance with the laws of the state of Oregon.

[SIGNATURE PAGE FOLLOWS]

     In order to reflect your voluntary acceptance and agreement with these terms, please sign and return the enclosed copy of this Agreement, including Part I of the Release, to be followed by Part II of the Release of Claims on your Separation Date.

Sincerely, Electro Scientific Industries, Inc. By: —————————————— David F. Bolender Chairman of the Board

ACKNOWLEDGMENT AND AGREEMENT:

I have read this Agreement and voluntarily enter into this Employment and Separation Agreement after careful consideration and the opportunity to review it with financial or legal counsel of my choice.

—————————————— Donald R. VanLuvanee	—————————————— Date

Exhibit A

RELEASE OF CLAIMS –PART I

     This Release of Claims (the “Release”) is made and executed by me, Donald R. VanLuvanee, in connection with my separation from employment with Electro Scientific Industries, Inc. and in consideration of my receiving valuable consideration as provided for in that Agreement (the “Agreement”).

     To the fullest extent possible under applicable law, I hereby release Electro Scientific Industries, Inc. and all of their parents, related corporations, affiliates and joint venturers, all predecessors and successors for all such entities, and all officers, directors, employees, agents, insurers, shareholders, representatives and assigns of the aforementioned (collectively, the “Company”) from any and all liability, damages or causes of action, whether known or unknown, relating to my employment with the Company or the termination of that employment, including, but not limited to, any claims for additional compensation in any form or damages, or for personal injuries or attorneys’ fees. This Release specifically includes, but is not limited to, all claims for relief or remedy under any common law theories, including, but not limited to, breach of contract or tort or tort-like theories, including without limitation any claims for personal injuries, and all claims under any state or federal civil rights, labor, and employment laws, including, but not limited to, Employee Retirement Income Security Act (ERISA), Title VII of the Civil Rights Act of 1964, the Post-Civil War Civil Rights Acts (42 USCA §§ 1981-1988), the Civil Rights Act of 1991, the Equal Pay Act, the Age Discrimination in Employment Act, the Older Workers’ Benefit Protection Act, the Americans with Disabilities Act, the Worker Adjustment and Retraining Notification Act, the Contract Work Hours and Safety Standards Act, the Walsh-Healy Act, the Rehabilitation Act of 1973, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Fair Labor Standards Act, Executive Order 11,246, the Family and Medical Leave Act, and all state laws, including, without limitation, ORS Chapters 652, 653, 654, 659 and 659A, all as amended, and including any regulations or guidelines thereunder.

     This Release shall not affect any vested rights that I may have under health insurance plans or under any stock or retirement plans or deferred compensation plans maintained by Company, nor does it affect any rights I have arising from or confirmed in the Employment and Separation Agreement between me and the Company dated May 23, 2002.

     I acknowledge that I have been given at least twenty-one (21) days to consider the Agreement and this Release; that I may revoke Part I of the Release within seven (7) days after signing it; and that unless I so revoke, the Agreement will be effective the date it is signed and Part I of the Release will be fully effective on the eighth (8th) day after it is signed; that I agree to sign Part II of the Release on my last day of employment.

     I acknowledge that I have had read all of the Agreement and Parts I and II of this Release, that I have had time to consider the alternatives and consequences of my signing the Agreement and the Release (Parts I and II); that I am aware of my right to consult an attorney or financial advisor at my own expense (provided that the Company has agreed to pay the reasonable costs of securing legal advice); and that, in consideration for executing this Release (Parts I and II) and my Agreement, I have received additional compensation or value to which the terms of my employment do not otherwise entitle me.

     I HAVE READ THE FOREGOING RELEASE AND UNDERSTAND THAT I AM RELEASING LEGAL RIGHTS. I VOLUNTARILY ENTER INTO THIS RELEASE.

     Every provision of this Release is intended to be severable. In the event a court or agency of competent jurisdiction determines that any individual term or provision contained in this Release is illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the other terms and provisions of this Release, which shall continue in full force and effect.

Dated: _____________________

__________________________
Donald R. VanLuvanee

RELEASE OF CLAIMS – PART II
(TO BE SIGNED ON SEPARATION DATE: MAY 31, 2004)

     I hereby reaffirm all of the provisions of the Agreement (including Part I of the Release) and agree that its provisions shall be extended in full force and effect to apply to any and all claims of any nature or type whatsoever that have or may have arisen in conjunction with my continued employment with Electro Scientific Industries, Inc. and the termination of my employment following the date of execution of the Agreement (including Part I of the Release).

__________________________
Date Signed

__________________________
Donald R. VanLuvanee